                                                             EXHIBIT (h)(26)(b)

                              AMENDMENT NO. 2 TO
                            PARTICIPATION AGREEMENT

   The United States Life Insurance Company in the City of New York, Pioneer Variable Contracts Trust, Pioneer Investment Management, Inc. and Pioneer Funds Distributor, Inc. hereby amend the Participation Agreement made and entered into as of December 10, 2004 as follows:

   Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 2 be effective as of the 2nd day of January, 2007.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK


                                       ATTEST:

By:    __________________________      By:    __________________________
Name:                                  Name:
Title:                                 Title:
Date:                                  Date:

PIONEER VARIABLE CONTRACTS TRUST,
On behalf of the Portfolios
By its authorized officer and not individually,

By:    __________________________
Name:
Title:
Date:

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,

By:    __________________________
Name:
Title:
Date:

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                                  SCHEDULE A

                      ACCOUNTS, CONTRACTS AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                             As of January 2, 2007

Name of Separate                                                                         Portfolios and
Account and Date                                 Contracts Funded                        Class of Shares
Established by Board of Directors               By Separate Account                  Available to Contracts
---------------------------------      -------------------------------------  -------------------------------------

The United States Life Insurance       Platinum Investor Variable Life        Pioneer Fund VCT
Company in the City of New York        Insurance Policies                     Portfolio (Class I)
Separate Account USL VL-R,                                                    Pioneer Growth
established August 8, 1997                                                    Opportunities VCT
                                                                              Portfolio (Class I)

The United States Life Insurance       Platinum Investor PLUS Variable        Pioneer Mid Cap Value
Company in the City of New York        Life Insurance Policies                VCT Portfolio (Class I)
Separate Account USL VL-R,             Platinum Investor Survivor II
established August 8, 1997             Variable Life Insurance Policies
                                       Platinum Investor VIP
                                       Variable Life Insurance Policies

The United States Life Insurance       Platinum Investor Immediate            Pioneer Mid Cap Value
Company in the City of New York        Variable Annuity                       VCT Portfolio (Class I)
Separate Account USL VA-R,
established August 8, 1997

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